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                TIME WARNER FINANCING TRUST and TIME WARNER INC.

                             Underwriting Agreement

                                                              New York, New York
                                                              June __, 1995


Morgan Stanley & Co. Incorporated
as Representative of the several Underwriters
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

                  Time Warner Financing Trust (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C.
SECTION 3801 et seq.), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, [__________] [$___] Preferred Exchangeable Redemption Cumulative Securities (the "Preferred Securities") to be specified in Schedule II hereto. The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of a declaration of trust, dated as of __________, 1995, as amended and restated (the "Declaration"), among Time Warner Inc., a Delaware corporation (the "Company" and, together with the Trust, the "Offerors"), as sponsor, the trustees named therein (the "Time Warner Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Pursuant to the Declaration, the number of Time Warner Trustees will initially be five. Three of the Time Warner Trustees (the "Regular Trustees") will be persons who are employees or officers of, or affiliated with, the Company. The fourth trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee with respect to the Preferred Securities for purposes of the Trust Indenture Act (the "Property Trustee"). The fifth Time Warner Trustee will be a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). [
   ] will act as the Property Trustee and its affiliate will act as the Delaware Trustee until removed or replaced by the holder of the Common Securities. The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement dated as of __________, 1995 (the "Preferred Securities Guarantee Agreement") between the Company and ___________, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of, among other things, % Subordinated Notes due December 30, 1997 (the "Subordinated Notes") of the

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                                       2


Company  which will be issued under an indenture, dated as of June   , 1995 (the
"Subordinated  Notes  Indenture"),  between the  Company  and              ,  as
Trustee (the "Indenture Trustee"). Under certain circumstances, the Subordinated Notes will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The Preferred Securities, the related Preferred Securities Guarantees and the Subordinated Notes are referred to herein as the "Securities".

                  The Company has the right (the "Time Warner Exchange Right") to require the holders of the Preferred Securities, in whole or in part, to exchange, at any time and from time to time prior to maturity, Preferred Securities for shares of common stock, par value $.50 per share (the "Hasbro Common Stock"), of Hasbro, Inc., a Rhode Island corporation ("Hasbro"), subject to certain adjustments, in accordance with the terms and subject to the conditions set forth in the Declaration.

                  The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered, and the Declaration, the Preferred Securities Guarantee Agreement and the Indenture have been qualified under the Trust Indenture Act. The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of June , 1995, between the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase an equivalent amount of the Subordinated Notes.

                  1. Representations and Warranties. The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (bb) hereof.

                  (a) Each of the Offerors meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 33-_____) on such Form, including a prospectus, for registration under the Act of the Preferred Securities, the Guarantees, the Subordinated Notes and the Time Warner Exchange Rights. The Hasbro Common Stock currently owned by an indirect wholly owned subsidiary of the Company into which the Preferred Securities are exchangeable is not required to be registered under the Act in connection with the offering and sale of the Preferred Securities or the exchange of the Preferred



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         Securities as described in the  Prospectus.  The Exchange  Property (as defined in the Prospectus) consists solely of the Hasbro Common Stock owned by such subsidiary on the date hereof.

                  (b) On the Effective Date, the Registration  Statement did and
         on the Closing Date, the Prospectus will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Trust Indenture Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, each of the Declaration, the Indenture and the Guarantee Agreements did and will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the date hereof, the Prospectus does not, and on the Closing Date, the Prospectus will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) those parts of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Property Trustee, the Guarantee Trustee and the Indenture Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus.

                  (c) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Declaration, the Indenture and each of the Guarantee Agreements and to purchase, own and hold the Common Securities issued by the Trust; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (d) Each of the Company's significant subsidiaries, as such term is defined in Rule 1-02(v) of Regulation S-X under the Act, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority under such laws to own its properties and conduct its



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                                       4

         business  as  described  in the  Prospectus  and is duly  qualified  to transact business as a foreign corporation or partnership and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse
         effect  on  the  Company  and  its  subsidiaries,   considered  as  one
         enterprise.

                  (e) The Company's authorized equity capitalization and pro forma equity capitalization is as set forth in the Prospectus.

                  (f) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (g) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and at the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (h) This Agreement has been duly authorized, executed and delivered by each of the Offerors.

                  (i) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth in Schedule II hereto, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable preferred undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; the


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         issuance of the  Preferred  Securities  is not subject to preemptive or other similar rights; holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders
         of  private   corporations  for  profit;  the  Offerors  have  filed  a
         preliminary listing application and all required supporting documents with respect to the Preferred Securities with the New York Stock Exchange and the Offerors have no reason to believe that the Preferred Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

                  (j) The Declaration has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and the Time Warner Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee, the Declaration will, at the Closing Date, be a valid and binding obligation of the Company and the Time Warner Trustees, enforceable against the Company and the Time Warner Trustees in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Declaration will conform to all statements relating thereto contained in the Prospectus.

                  (k) Each of the (i) Common Securities  Guarantee Agreement and
         (ii) Preferred Securities Guarantee Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Prospectus; and the Preferred Securities Guarantee Agreement, at the Closing Date, will have been duly qualified under the Trust Indenture Act.

                  (l) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Indenture will conform to all statements relating thereto contained in the Prospectus.

                  (m) The Subordinated Notes have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against


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                                       6

         payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.

                  (n) The Company's obligations under the Preferred Securities Guarantee and Common Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock issued from time to time, if any, by the Company.

                  (o) The Subordinated Notes are subordinated and junior in right of payment to all present and future senior indebtedness (as defined in the Indenture) of the Company and rank pari passu with the Company's [other general unsecured creditors].

                  (p) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Trust, the Company or any of its subsidiaries of a character required to be disclosed in the
         Registration Statement which is not adequately disclosed in the Prospectus and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

                  (q) No authorization, approval, consent, order or license of any government, governmental instrumentality, agency or body or court (other than under the Act and the securities or blue sky laws of various jurisdictions) is required for the authorization, issuance, sale and delivery of the Preferred Securities or the offering of the Common Securities, the Subordinated Notes or the Guarantees, the consummation by the Trust and the Company of the transactions contemplated by this Agreement or the delivery of shares of Hasbro Common Stock upon the exchange of the Preferred Securities.

                  (r) Neither the Company nor any of its subsidiaries is in violation of its Restated Certificate of Incorporation, as amended, or By-laws, as amended; the Trust is not in violation of the Declaration or its Certificate of Trust filed with the State of Delaware on June _____, 1995 (the "Certificate of Trust"); and the execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Notes, the Guarantee Agreements and the Guarantees, the delivery of shares of Hasbro Common Stock upon the exchange of the Preferred Securities and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all



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         necessary  action  (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the Restated Certificate of Incorporation, as amended, or By-laws, as amended, of the Company or the Declaration or Certificate of Trust of the Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Company under (i) that certain Amended and Restated Credit Agreement (the "TWE Credit Agreement"), dated as of June 23, 1992, among Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), Bankers Trust Company and Chemical Bank, as Managing Agents, the Agents and the Co-Agents named therein and the Banks named therein, that certain revolving credit facility (the "New Credit Agreement"), dated as of June __, 1995, among TWE, the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership, TWI Cable, a wholly owned subsidiary of the Company and __________, as Managing Agent, the Agents and the Co-Agents named therein and the Banks named therein or any indenture, mortgage or loan agreement, or any other agreement or instrument, to which the Trust or the Company is a party or by which the Trust or the Company may be bound or to which any of the Trust's or the Company's properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business prospects of the Trust or of the Company and its subsidiaries, considered as one enterprise), (ii) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries, considered as one enterprise, and other than the securities or blue sky laws of various jurisdictions), or (iii) any judgment, order or decree
         of  any  government,   governmental  instrumentality  or  court  having
         jurisdiction over the Trust, the Company or any of their respective properties.

                  (s) The documents incorporated by reference in the Prospectus, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

                  (t)  __________,   __________  and  __________  (the  "Regular
         Trustees") of the Trust are employees of the Company and have been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms.



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                                       8

                  (u) The Trust is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (v) Each of Ernst & Young LLP, Deloitte & Touche LLP, Paul Scherer & Company LLP and Arthur Andersen LLP, which is reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent accountants in accordance with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (w) The  consolidated  financial  statements  and the  related notes of the Company and the Trust, Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries ("Newhouse"), Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries ("VCD"), Cablevision Industries Corporation and Subsidiaries ("CVI"), Cablevision Industries Limited Partnership and Combined Entities ("CVI L.P.") and KBLCOM Incorporated ("KBLCOM") included or incorporated by reference in the Registration Statement present fairly in accordance with generally accepted accounting principles the consolidated financial position of the Company and the Trust, CVI, Newhouse, VCD, CVI L.P. and KBLCOM, as the case may be, as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Trust, CVI, Newhouse, VCD, CVI L.P. and KBLCOM, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim statements, to normal year-end audit adjustments. The financial statement schedules included or incorporated by reference in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein. Any pro forma financial statements of the Company and other pro forma financial information included or incorporated by reference in the Registration Statement present fairly the information shown therein. Such pro forma financial statements and other pro forma financial information, to the extent required, have been prepared in accordance with applicable rules and guidelines of the Commission, if any, with respect thereto, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (x) The shares of Hasbro Common Stock owned by an indirect wholly owned subsidiary of the Company at the Closing Date are sufficient in number to meet the initial exchange requirements of the Preferred Securities and such shares have been duly authorized and validly issued, and, except to the extent (if any)



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                                       9

         otherwise provided in the laws of the State of Rhode Island, are full paid and nonassessable.

                  (y) The shares of Hasbro Common Stock owned by an indirect wholly owned subsidiary of the Company at the Closing Date are owned free and clear of any pledge, lien, security interest, encumbrance or claim, except for the rights of first refusal contained in Section 4(I) of the Shareholders Rights Agreement dated May 17, 1983 between Warner Communications Inc. and Hasbro Industries, Inc., as amended by an amendment dated December 1, 1985 (as so amended, the "Shareholders' Agreement"), which rights of first refusal have expired, and if certificates for such shares are delivered upon the surrender of the Preferred Securities for exchange in accordance with the Declaration, such shares will be free and clear of any pledge, lien, security interest, encumbrance or claim created or suffered to exist by the Company or any of its subsidiaries.

                  (z) To the best knowledge of the Company, the shares of Hasbro Common Stock owned by an indirect wholly owned subsidiary of the Company as described in the Prospectus are listed on the American Stock Exchange.

                  (aa) The Company has no reason to believe that the periodic reports and other documents filed by Hasbro under sections 13 and 15 of the 1934 Act contain any material misstatements or have material omissions.

                  (bb) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The registration statement referred to in paragraph (a) above (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the Regulations")), as from time to time amended or supplemented pursuant to the Act, the Exchange Act or otherwise, are herein after referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities, which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or nor such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the Regulations), the term "Prospectus" shall



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                                       10

         refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained", "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                  (cc) None of the Trust, the Time Warner Trustees, the Company, its directors or officers or any person who controls the Trust or the Company, as the case may be, within the meaning of Section 15 of the Act has taken, directly or indirectly, any action which has constituted or resulted in stabilization or manipulation of the price of any debt security of the Trust or the Company or any equity security of Hasbro in order to facilitate the sale or resale of the Preferred Securities.

                  (dd) None of the Trust, the Time Warner Trustees, the Company, its directors or any persons who controls the Trust or the Company, as the case may be, within the meaning of Section 15 of the Act is an affiliate of Hasbro within the meaning of the Act or the regulations issued thereunder and the factual statements set forth in the opinion of Paul, Weiss, Rifkind, Wharton & Garrison attached as Exhibit C hereto are true and correct.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in
Schedule II hereto, the Preferred Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) The initial public offering price of the Preferred Securities, the initial exchange rate applicable to the Preferred Securities, the number of shares of Hasbro Common Stock for which each Preferred Security shall initially be exchangeable, the purchase price to be paid by the Underwriter for the Preferred Securities and the other information called for in
Schedule II hereto have each been determined and set forth in Schedule II hereto.

                  3. Delivery and Payment. (a) The Company will deliver the Preferred Securities to you for the respective accounts of the several Underwriters at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, against payment of the purchase price by certified or official bank check or checks in funds available the next succeeding business day drawn to the order of the Trust on the [fourth] business day after the date hereof, or at such other time not later than [ten] full business days thereafter as you and the Company determine (such time being herein referred to as the "Closing Date"). Certificates for the Preferred Securities shall be registered in such names and in such denominations as the Representative may request not less than [two] full business days in advance of the Closing Date.

                  The Company agrees to have the Preferred Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

                  4.   Agreements.   The   Offerors   agree  with  the   several
Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Offerors will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object on a timely basis. Subject to the foregoing sentence, the Offerors will cause the Prospectus, properly completed, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Offerors will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Preferred Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information relating to the offering of the Preferred Securities, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Offerors of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Offerors will use their efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Preferred Securities is required to be delivered under the Act, any event occurs as a result of which the

         Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary, in the opinion of counsel for you or counsel for the Offerors, to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Offerors promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (c) As soon as practicable, the Trust will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Offerors will use their best efforts to cause the Preferred Securities to be duly authorized for listing on the New York Stock Exchange and to be registered under the Exchange Act.

                  (e) For a period of three years after the Closing Date, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

                  (f) The proceeds of the offering of the Preferred Securities will be applied as set forth in the Prospectus.

                  (g)  The  Offerors  will  furnish  to the  Representative  and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any preliminary prospectus and the Prospectus as the Representative may reasonably request.

                  (h) The Company will pay and bear all costs and expenses incident to the performance of each Offeror's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Declaration, the Indenture, the Guarantee

         Agreements, the Preferred Securities, the Blue Sky Survey and the Legal Investment Survey, (iii) the delivery of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Trust's and the Company's counsel and accountants, (v) the qualification of the Preferred Securities and the Subordinated Notes under the applicable securities laws in accordance with Section 4(i) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and the Legal Investment Survey, (vi) any fees charged by rating agencies for rating the Preferred Securities and the Subordinated Notes, (vii) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Subordinated Notes, (viii) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee and Delaware Trustee in connection with the Declaration and the Certificate of Trust, (ix) any expenses and listing fees in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Notes on the New York Stock Exchange, (x) the cost and charges of any transfer agent or registrar and (xi) the costs of qualifying the Preferred Securities with The Depository Trust Company.

                  (i) The Offerors will arrange for the qualification of the Preferred Securities and the Subordinated Notes for distribution, offering and sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Preferred
         Securities and the Subordinated Notes and will arrange for the determination of the legality of the Preferred Securities and the Subordinated Notes for purchase by institutional investors; provided, however, that the Trust or the Company, as the case may be, shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(i), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

                  (j) Until the business day following the Closing Date, neither of the Offerors will, without the consent of Morgan Stanley & Co. Incorporated, offer, sell or contract to sell, or announce the offering of, any debt securities covered by any registration statement filed under the Act.

                  (k) Each of the Offerors confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and each of the Offerors further agrees that if the information reported in the Prospectus concerning its business with Cuba or with any person or affiliate located in Cuba changes in any material way, such Offeror will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (l) During the period of 45 days after the date hereof, the Trust and the Company will not make or contract to make any offering, sale or other disposition of any shares of Hasbro Common Stock (except
         (i) in connection with exchanges of the Preferred Securities for shares of Hasbro Common Stock in accordance with the terms of the Declaration,
         (ii) upon the exercise of exchange rights by holders of the Company's Liquid Yield Option'tm' Notes due 2012 (the "LYON'tm's") in accordance with the terms thereof, (iii) to an affiliate of the Trust or the Company if such affiliate shall have executed an appropriate document in form and substance satisfactory to the Underwriters to the effect that such affiliate will be subject to the same restrictions as are imposed upon the Trust and the Company pursuant to this subsection (l) or (iv) in connection with a tender offer or exchange offer for Hasbro Common Stock) or any securities convertible into or exchangeable for shares of Hasbro Common Stock (except to the Underwriters pursuant to this Agreement), without the prior written consent of Morgan Stanley & Co. Incorporated.

                  5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and the Closing Date, to the accuracy in all material respects of the statements of the Trust and the Company made in any certificates pursuant to the provisions hereof, to the performance by the Trust and the Company of their obligations hereunder, to the due execution and delivery of the Declaration, the Indenture and the Guarantee Agreements, to the absence of any event or condition which would give you the right to terminate this Agreement and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with your consent, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by Rule 424(b).

                  (b) At the Closing Date, the Offerors shall have furnished to you the opinion of Peter R. Haje, General Counsel to the Offerors, dated the Closing Date, substantially in the form of Exhibit A hereto.

                  (c) At the Closing Date, the Offerors shall have furnished to you the opinion of Cravath, Swaine & Moore, counsel to the Offerors, dated the Closing Date, substantially in the form of Exhibit B hereto.

                  (d) At the Closing Date, the Offerors shall have furnished to you the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Offerors, dated the Closing Date, substantially in the form of Exhibit C hereto.

                  (e) At the Closing Date, you shall have received from ___________, counsel of __________, as Property Trustee under the Declaration and Guarantee Trustee under the Guarantee Agreements, dated the Closing Date, substantially in the form of Exhibit D hereto.

                  (f) The Representative shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the legal existence of the Trust, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Offerors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Representative shall have received from Davis, Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to certain U.S. federal income tax matters, the 1940 Act and other related matters as you may reasonably require, and the Offerors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) Each of the Trust and the Company shall have furnished to you a certificate of the Trust and the Company, respectively, signed by [the Time Warner Trustees] for the Trust and by any two officers who are an Executive or Senior Vice President of the Company for the Company, respectively, dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                           (i) the  representations  and warranties of the Trust
                  and the Company, as the case may be, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Trust and the Company, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order  suspending the  effectiveness  of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Trust's or the Company's, as the case may be, knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or otherwise), earnings, or business prospects of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                  (i) At the Closing Date and at the Execution Time, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated respectively as of the Closing Date and the Execution Time, in form and substance satisfactory to you, confirming that they are independent auditors within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Prospectus, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe that:

                                    (1)  any  unaudited   financial   statements
                           included or incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and the Exchange Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                                    (2) with respect to the period subsequent to
                           the  date  of the  most  recent  unaudited  financial
                           statements in or incorporated in the Registration Statement and the Prospectus, there were any increases, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its consolidated subsidiaries or any decreases in stockholders' equity or the consolidated capital stock of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent unaudited financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, income before income taxes (or any increase in the loss before income taxes) or net income (or any increase in net loss), except in all instances for decreases or increases disclosed in the Prospectus; and

                           (iii) they have  performed  certain  other  specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  (j) At the Closing Date and at the Execution Time, each of Deloitte & Touche LLP, Paul Scherer & Company LLP and Arthur Andersen LLP shall have furnished to you a letter or letters, dated respectively as of the Closing Date and the Execution Time, in form and substance satisfactory to you, confirming that they are independent auditors with respect to KBLCOM, Newhouse and VCD and CVI and CVI L.P., respectively, within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and to the same effect as the letter or letters of Ernst & Young LLP as described in
         Section 5(i) hereto.

                  (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus, there shall not have been (i) any decrease or increase specified in the letter or letters referred to in paragraph (h) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business (including the results of operations or management) or properties of the Trust or the Company and its subsidiaries or of Hasbro and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus.

                  (l) Subsequent to the Execution Time, there shall not have been any downgrade in the credit ratings of the Company's debt securities by Moody's Investor Services, Inc. or Standard & Poor's Ratings Group, nor shall the Company have been placed under special surveillance, with negative implications, by either such rating agency.

                  [(m) At the Closing Date, the Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.]

                  (n) Prior to the Closing Date, the Offerors shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you and such cancellation shall be without liability of any party to any other party, except to the extent provided in Sections 4 and 6. Notice of such cancellation shall be given to the Offerors in writing or by telephone or telegraph confirmed in writing.

                  6. Reimbursement of Underwriter's Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Trust or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Trust or the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  7. Indemnification and Contribution. (a) The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i)(x) any failure to register the Hasbro Common Stock under the Act in connection with the initial offering of the Preferred Securities or the exchange of Preferred Securities for Hasbro Common Stock pursuant to the terms of the Preferred Securities, (y) any untrue statement or alleged untrue statement of a material fact contained in the reports and other documents filed by Hasbro under the Exchange Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) any untrue statement or omission or alleged untrue statement or alleged omission made or alleged to have been made by or on behalf of Hasbro regarding Hasbro or the market value of the Hasbro Common Stock and which statements or omissions, in the case of the foregoing clauses (y) or (z), adversely affect or allegedly adversely affect a holder of Securities, (ii) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto or (iii) the omission or alleged omission to state in the documents referred to in clause (ii) above a material fact required to be stated therein or necessary to make the statements therein not misleading, and in each case agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust and the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in the documents referred to in clause (ii) above in reliance upon and in conformity with written information furnished to the Trust and the Company by or on behalf of the Underwriter specifically for inclusion therein or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee. This indemnity agreement will be in addition to any liability which the Trust or the Company may otherwise have.

                  (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under 7(a) hereunder.

                  (c) Each Underwriter agrees to indemnify and hold harmless the Offerors, their directors, trustees, each of their officers who signs the Registration Statement, and each person who controls the Offerors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter specifically for inclusion in the documents referred to in clause (ii) in 7(a). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page and the [first, third and ninth] paragraphs under the heading "Underwriting" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct.

                  (d) Promptly after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that in connection with such action, the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action or actions),
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (e) In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by or concerning the Trust, the Company or Hasbro on the one hand or provided by the Underwriters on the other. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Trust or the Company within the meaning of either the Act or the Exchange Act, each trustee of the Trust or officer of the Company who shall have signed the Registration Statement and each trustee of the Trust or director of the Company shall have the same rights to contribution as the Offerors, subject in each case to the applicable terms and conditions of this paragraph (e).

                  8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any one of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Trust and the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Offerors prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or the Pacific Stock Exchange or trading in Hasbro Common Stock shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on either of such Exchanges shall have been suspended or limited or minimum or maximum prices shall have been established on either of such Exchanges, or maximum ranges for prices for securities have been required, by such Exchanges or by order of the Commission or any other governmental authority, (ii) a banking moratorium shall have been declared either by

Federal or New York State authorities or (iii) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Sections 4 and 6.

                  10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Trust or the Time Warner Trustees, the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Trust or the Time Warner Trustees or the Company or any of the officers, directors, trustees or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

                  11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to it, at the address set forth on page 1 hereof, or, if sent to the Offerors, will be mailed, delivered or telegraphed and confirmed to it at 75 Rockefeller Plaza, New York, New York 10019, attention of General Counsel.

                  12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, trustees and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

                  13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  14. Business Day. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

                  15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Company and the several Underwriters.

                                      Very truly yours,



                                      TIME WARNER FINANCING TRUST


                                      By: _________________________________
                                          Name:
                                          Title:



                                      TIME WARNER INC.


                                      By: _________________________________
                                          Name:
                                          Title:



The foregoing Agreement is hereby confirmed and accepted.


MORGAN STANLEY & CO. INCORPORATED


By: _________________________________
    Name:
    Title:

For themselves and the other several Underwriters, if any, named in Schedule I to the foregoing Agreement.

                                                                      SCHEDULE I


                                                         Number of Preferred
                                                           Securities to Be
Underwriter                                                   Purchased

                                                                     SCHEDULE II


                TIME WARNER FINANCING TRUST and TIME WARNER INC.


                         [12,000,000] [$____] Preferred
                            Exchangeable Redemption
                             Cumulative Securities


                  1. The initial public offering price per security for the Preferred Securities shall be $25.00.

                  2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above.

                  3. The compensation per Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $__________; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $____________.

                  [4. The Preferred Securities shall be exchangeable for shares of Hasbro Common Stock at an initial rate of _____ shares of Hasbro Common Stock per Preferred Security].

                                                                       EXHIBIT A

                     FORM OF OPINION OF PETER R. HAJE, ESQ.


                  (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus, to enter into and perform its obligations under the Underwriting Agreement, the Declaration, the Indenture and each of the Guarantee Agreements and to purchase, own and hold the Common Securities issued by the Trust; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

                  (ii) each of the Company's significant subsidiaries, as such term is defined in Rule 1-02(v) of Regulation S-X under the Act, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority under such laws to own its properties and conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation or partnership and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse
         effect  on  the  Company  and  its  subsidiaries,   considered  as  one
         enterprise;

                  (iii) the Company's authorized equity capitalization and pro forma equity capitalization is as set forth in the Prospectus;

                  (iv) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Preferred Securities, the Common Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles;

                  (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Trust, the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                  (vi) no authorization, approval, consent or license of any government, governmental instrumentality, agency or body or court (other than under the Act and the securities or blue sky laws of various jurisdictions) is required for the authorization, issuance, sale and delivery of the Preferred Securities or the offering of the Common Securities, the Subordinated Notes or the Guarantees, the consummation by the Trust and the Company of the transactions contemplated by the Underwriting Agreement or the delivery of shares of Hasbro Common Stock upon the exchange of the Preferred Securities;

                  (vii) the Declaration, the Underwriting Agreement, the Indenture and the Guarantee Agreements have been duly authorized, executed and delivered by the Trust and the Company, as the case may be;

                  (viii) neither the Company nor any of its  subsidiaries  is in violation of its Restated Certificate of Incorporation, as amended, or By-Laws, as amended; the Trust is not in violation of the Declaration or its Certificate of Trust; and the execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Notes, the Guarantee, the Guarantee Agreements and the Guarantees, the delivery of shares of Hasbro Common Stock upon the exchange of the Preferred Securities and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Offerors and do not and will not result in any violation of the Restated Certificate of Incorporation, as amended, or By-laws, as amended, of the Company or the Declaration or Certificate of Trust of the Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Company under (i) the TWE Credit Agreement, the New Credit Agreement or any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Trust or the Company is a party or by which the Trust or the Company may be bound or to which any of the Trust's or the Company's properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise),
         (ii) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise, and other than the securities or blue sky laws of various jurisdictions), or (iii) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Trust, the Company or any of their respective properties;

                  (ix) the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act;

                  (x) the Regular Trustees are employees of the Company and have been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms;

                  (xi) the Trust is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the 1940 Act; and

                  (xii) to the best knowledge of such counsel, the shares of Hasbro Common Stock owned by an indirect wholly owned subsidiary of the Company as described in the Prospectus are owned by such subsidiary, free and clear of any pledge, lien, security interest, encumbrance or claim except for the rights of first refusal contained in Section 4(I) of the Shareholders' Agreement, which have expired.

                  In addition, such counsel shall also state as follows: As General Counsel, I have reviewed and participated in the preparation of the Registration Statement and the Prospectus, including the documents incorporated by reference therein. In examining the Registration Statement and Prospectus, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Trust and the Company, as the case may be, and take no responsibility therefor. However, in the course of the preparation by the Trust and the Company of the Registration Statement and the Prospectus, I have participated in conferences with the Time Warner Trustees of the Trust and certain officers of, and accountants for, the Company with respect thereto, and my examination of the Registration Statement and Prospectus and my discussions in the above-mentioned conferences did not disclose any information which gave me reason to believe that the Registration Statement (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which I express no opinion) at the time it became effective included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus (except as aforesaid), at its issue date or on the date of this opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Such counsel shall also state that he has reviewed the opinion of Paul, Weiss, Rifkind, Wharton & Garrison delivered to you on the date hereof and that he believes you are justified in relying thereon.

                  [Such counsel may also state that, for the purposes of such opinion, the Prospectus and the Registration Statement do not include any documents or other information concerning Hasbro that may have been provided to investors separately from the Trust's and the Company's prospectus dated June __, 1995 or their preliminary prospectus dated June __, 1995.]

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, the State of New York, the Delaware Act and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of the Trustees and responsible officers of the Company and public officials.

                                                                       EXHIBIT B

                   FORM OF OPINION OF CRAVATH, SWAINE & MOORE


                  (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

                  (ii) the Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                  (iii) the Preferred Securities have been duly authorized by the Declaration and are validly issued and (subject to the terms of the Declaration) when delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement will be fully paid and non-assessable preferred undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; the holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit; and the Preferred Securities have been approved for listing on the New York Stock Exchange upon notice of issuance;

                  (iv) the Declaration has been duly authorized, executed and delivered by the Company and each of the Time Warner Trustees, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company and each of the Time Warner Trustees in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law);

                  (v) each of the (i) Common Securities  Guarantee Agreement and
         (ii) Preferred Securities Guarantee Agreement has been duly authorized, executed and delivered by the Company and (in the case of the Preferred Security Guarantee Agreement only), assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Preferred Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act;

                  (vi) the  Indenture  has been duly  authorized,  executed  and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law);

                  (vii) the Subordinated Notes have been duly authorized, executed and delivered by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

                  (viii) the Subordinated Notes are subordinated and junior in right of payment to all present and future senior indebtedness (as defined in the Indenture) of the Company and rank pari passu with the Company's [other general unsecured creditors];

                  (ix) the Company's obligations under the Preferred Securities Guarantee and Common Securities Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock issued from time to time, if any, by the Company;

                  (x) the Common Securities, the Preferred Securities, the Subordinated Notes, each of the Guarantees, the Declaration, the Indenture and the Guarantee Agreements conform to all statements relating thereto contained in the Prospectus;

                  (xi) the Registration Statement has become effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and, assuming that the shares of Hasbro Common Stock currently owned by an indirect wholly owned subsidiary of the Company may be resold pursuant to Rule 144(k), registration of such Hasbro Common Stock is not required under the Act in connection with the offering and sale of the Securities or the exchange of Securities as described in the Prospectus;

                  (xii) the Underwriting Agreement has been duly authorized, executed and delivered by the Trust and the Company; and

                  (xiii) the statements made in the Prospectus under "Description of the PERCS", "Description of the Guarantee", "Description of the Subordinated Notes", "Effect of Obligations Under the Subordinated Notes and the Guarantee", "Holding Company Structure" and "Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information discussed therein in all material respects.

                  In addition, such counsel shall also state as follows: We have necessarily assumed the correctness and completeness of the statements made or included in the Registration Statement and the Prospectus by the Trust and the Company, as the case may be, and take no responsibility therefor, except insofar as such statements relate to the description of the Securities or relate to us. However, in the course of the preparation by the Trust and the Company of the Registration Statement and the Prospectus (the documents incorporated by reference in the Prospectus having been prepared and filed by the Trust and the Company, as the case may be, without our participation), we participated in conferences with the Trustees of the Trust and certain officers of, and accountants for, the Company with respect thereto, and our examination of the Registration Statement and the Prospectus and our discussions in the above-mentioned conferences did not disclose any information which gave us reason to believe that (i) the Registration Statement (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which we express no opinion), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (except as aforesaid), at its issue date or on the date of this opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  [Such counsel may also state that for the purposes of such opinion, the Prospectus and the Registration Statement do not include any documents or other information concerning Hasbro that may have been provided to investors separately from the Trust's and the Company's prospectus dated June __, 1995 or their preliminary prospectus supplement dated June __, 1995.]

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, the State of New York, the Delaware Act and the General Corporation Law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent they deem proper, on certificates of the Trustees and responsible officers of the Company and public officials.

                                                                       EXHIBIT C



                               FORM OF OPINION OF
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON


                  You have requested our opinion set forth below in connection with the ownership by Warner Communications Inc., a Delaware corporation ("WCI"), which is a direct or indirect wholly owned subsidiary of Time Warner Inc., a Delaware corporation ("TWI"), of 12,057,561 shares (the "Hasbro Shares") of common stock, par value $.50 per share ("Hasbro Common Stock"), of Hasbro, Inc. ("Hasbro").

                  In this connection, we have been advised by TWI and WCI that the facts below in this paragraph are true and correct.

                  1. WCI purchased 7,838,811 of the Hasbro Shares on May 17, 1983. Such Hasbro Shares were purchased either from Hasbro pursuant to a Purchase Agreement dated March 8, 1983 among Hasbro, WCI and Knickerbocker Toy Co., Inc. or from certain shareholders of Hasbro pursuant to a Stock Purchase Agreement dated March 8, 1983 among WCI and such shareholders.

                  2. The 7,838,811 Hasbro Shares purchased by WCI on May 17, 1983 were transferred (i) by WCI to its direct or indirect wholly owned subsidiary, Warner Communications Investors, Inc. (whose name was changed to Time Warner Investors Inc.) ("Investors") on May 5, 1986, (ii) by Investors to WCI's direct or indirect wholly owned subsidiary, TW Investment Corp. ("Investment") on February 28, 1992 and (iii) by Investment to WCI on June 22, 1992.

                  3. WCI purchased 4,218,750 of the Hasbro Shares on July 11, 1989 upon the exercise of warrants by WCI. WCI acquired such warrants on May 17, 1983.

                  4. On the date hereof, WCI is not the beneficial owner of any shares of Hasbro Common Stock other than the Hasbro Shares. The Hasbro Shares represent approximately 13.86% of the outstanding Hasbro Common Stock (based upon the most recent report by Hasbro of the outstanding Hasbro Common Stock as of , 199 November 2, 1992 in Hasbro's Quarterly Report on Form 10-Q for the period ended , 199 ).

                                       2
                  5. On the date hereof, TWI is not the beneficial owner of any shares of Hasbro Common Stock except to the extent it may be deemed to be the beneficial owner of the Hasbro Shares.

                  6. Hasbro had, pursuant to a Shareholder Rights Agreement dated May 17, 1983 between WCI and Hasbro (the "Shareholder Rights Agreement"), rights of first refusal to purchase the Hasbro Shares under certain circumstances. The Shareholder Rights Agreement expired on May 17, 1993.

                  7. WCI is not a party to any agreements, written or oral, with any party (other than the Shareholder Rights Agreement) relating to its ownership of Hasbro Common Stock or providing it any rights with respect to the management or operations of Hasbro.

                  8. Neither TWI nor WCI has, at any time, directly or indirectly, taken an active role in the management or the day-to-day operations of Hasbro, and no designee of TWI or WCI has ever served as a director of Hasbro. Neither TWI nor WCI has any rights to purchase any additional shares of Hasbro Common Stock or to name a representative to the board of directors of Hasbro.

                  9. All of the facts set forth above in this paragraph were true and correct on, and have remained unchanged since, [September 3, 1992].

                  We have also made such other investigations of fact and law as we have deemed appropriate to form the basis for this opinion.

                  Based upon the foregoing and assuming the accuracy of all facts set forth in the second paragraph of this letter, we are of the opinion that:

                  1. Neither TWI nor WCI is an "affiliate" of Hasbro, as such term is defined in Section(a)(1) of Rule 144 of the Rules and Regulations under the Securities Act of 1933, as amended ("Rule 144"), and neither TWI nor WCI has been an affiliate of Hasbro during the three months preceding the Closing Date (as defined in the Underwriting Agreement).

                  2. WCI has beneficially owned all of the Hasbro Shares for a period of at least three years prior to the Closing Date (as defined in the Underwriting Agreement).

                  3. The Hasbro Shares are eligible for sale for the account of WCI pursuant to Rule 144, and the provisions of paragraph (k) of Rule 144 will apply to such sale.

                                                                       EXHIBIT D

                               FORM OF OPINION OF
                              [TRUSTEE'S COUNSEL]


                  (i) ___________ is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Guarantee Agreements.

                  (ii) The execution, delivery and performance by the Property Trustee of the Declaration and the Guarantee Agreements have been duly authorized by all necessary corporate action on the part of the Property Trustee. The Declaration and the Guarantee Agreements have been duly executed and delivered by the Property Trustee, and constitute the legal, valid and binding obligation of the Property Trustee, enforceable against the Property Trustee in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (iii) The execution, delivery and performance of the Declaration and the Guarantee Agreements by the Property Trustee do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee.

                  (iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Property Trustee of the Declaration and the Guarantee Agreements.

                  (v) The Property Trustee is the record holder of the Subordinated Notes and the Guarantees and no security interest, mortgage, pledge, lien, encumbrance, claim or equity is noted thereon or on the register.